EXHIBIT 10.32

                          INVESTMENT AGENCY APPOINTMENT
                                       AND
                           PARTICIPATION AUTHORIZATION

This INVESTMENT AGENCY APPOINTMENT and PARTICIPATION AUTHORIZATION (the "Agreement") is dated as of the 3rd day of September, 1999, by and between Intersil Corp. Master Trust ("Participating Trust"), and T. Rowe Price Trust Company (the "Trustee") as investment agent with respect to certain assets of the Participating Trust to be managed by the Trustee ("Account").

By execution of this Agreement, the Participating Trust and the Trustee hereby agree to the following terms and conditions:

                                 I. DEFINITIONS

      Whenever used in this Agreement, unless the context clearly indicates otherwise, the following words shall have the following meanings:

      a. "ERISA" means the Employee Retirement Income Security Act of 1974 and any amendments thereto.

      b. "Fiduciary" means the undersigned person or persons who control the investment of the Participating Trust.

      c. "Prohibited Transaction" means any transaction which is a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code").

      d. "Qualified Trust" means:

            (1) A trust which forms part of an employees' pension, profit sharing, or other benefit plan, which may include a common trust fund or commingled investment fund consisting solely of such plans, (i) which is exempt from taxation under Section 501(a) of the Code by reason of qualifying (or treated as qualifying) under Section 401(a) of the Code (or corresponding section of amendments thereto or statutes enacted hereafter); (ii) which is permitted by existing or future rulings of the United States Comptroller of the Currency or the Commissioner of Financial Regulation of the State of Maryland to pool its funds in a group trust; (iii) which is administered under an agreement which authorizes part or all of the assets of the Participating Trust to be commingled, for investment purposes, with the assets of other such trusts by investing such assets in a common or collective trust fund; and (iv) of which T. Rowe Price Trust Company is acting as trustee, co-trustee, agent for the trustee or trustees, or investment agent; and

            (2) A governmental pension plan, the assets of which may be invested in a group trust as provided in Section 401(a)(24) of the Code.

      e. "Trust" means the T. Rowe Price Stable Value Common Trust Fund established pursuant to the Trustees Plan and Declaration of Trust dated July 29, 1988, as Last amended and restated as of May 19, l998 ("Declaration of Trust"), the terms of which are incorporated herein by reference. The Trust is intended to quality as a group trust under Internal Revenue Service Revenue Ruling 81-100, 1981-C.B. 326, or any successor ruling, regulation. or similar pronouncement, and this Declaration of Trust shall be construed, and the Trust shall be administered. to give effect to that intention.

                       II. APPOINTMENT OF INVESTMENT AGENT
                          AND INVESTMENT AUTHORIZATION

      The Fiduciary hereby appoints the Trustee as investment agent of the Account. By acceptance hereof, the Trustee acknowledges that it is an investment manager, as defined in Section 3(38) of ERISA, and a fiduciary with regard to the Account. The Trustee is authorized to invest such Account in the Trust maintained by the Trustee pursuant to the Declaration of Trust. The Trustee shall not he authorized to take custody or possession of any assets of the Account except to the extent that the Trustee shall invest the Account in the Trust, or in the T. Roe Price Prime Reserve Fund, Inc. ("Prime Reserve"), as authorized hereinafter in Section IV.

                      III. REPRESENTATIONS BY THE FIDUCIARY

      The Fiduciary named below hereby represents that: (i) it is a Fiduciary with respect to the Participating Trust; (ii) it is authorized to determine the investments to be made available under the Participating Trust's plan and trust document; (iii) it has received a copy of the Declaration of Trust and is aware of the nature and objectives or the Trust; (iv) the Participating Trust is a Qualified Trust as defined in Section [.d herein; (v) the Participating Trust is administered under a plan or trust document which authorizes the investment of plan assets in common, collective, or commingled trust fund such as the Trust and adopts the trust document of any such commingled fund as an integral part thereof to the extent of the Participating Trust's investment in the Trust; (vi) the Participating Trust has specifically adopted the terms of the Declaration of Trust, as it may be subsequently amended from time to time, to the extent of the Participating Trust's investment in the Trust; and (vii) the Fiduciary is authorized to make the appointments and give the authorizations provided for herein.

      In accordance with Article I, Section 1.3 of the Declaration of Trust, a Fiduciary that is the trustee of any Qualified Trust that is a common trust fund or commingled investment fund ("CIF") shall only provide representations on behalf of such CIF and not on behalf of each employee pension plan invested in such CIF. Therefore, the Fiduciary of any CIF represents that, to the best of its knowledge, the CIF is a Qualified Trust as defined in Section in I.d. herein.

      The Fiduciary named below further represents that the Participating Trust is not a Keogh Plan other than a Keogh Plan qualified to invest in a collective trust fund pursuant to Rule 180 under the Securities Act of 1933; a plan funded by an annuity contract as described in Section 403(b) of the Code; or an Individual Retirement Account.

      With regard to an eligible deferred compensation plan sponsored by a state or local government pursuant to Section 457 of the Code ("457 Plan"), the Fiduciary hereby represents and certifies that: (i) the 457 Plan is for the exclusive benefit of the employer's employees or their beneficiaries; (ii) the purpose of the 457 Plan is the distribution of corpus and income funds, if any, accumulated under such 457 Plan to the employer's employees or their beneficiaries; (iii) no part of the corpus or income of the 457 Plan shall be used for or diverted to any purpose other than the exclusive benefit of the employer's employees or their beneficiaries prior to the satisfaction of all the 457 Plan's liabilities to such employees and beneficiaries, except as noted below with regard to certain 457 Plans created prior to August 20, 1996; (iv) the 457 Plan is not funded by an annuity contract described in Section 403(b) of the Code; and (v) no employee contributions to the 457 Plan will be invested by the 457 Plan in securities of the employer or its controlled or commonly controlled entities.

      With regard to 457 Plans created prior to August 20, 1996, and until January 1, 1999, or such earlier time as the plan document is amended in accordance with the requirements of the Small Business Job Protection Act of 1996, assets of such plans shall remain subject to the claims of the general creditors of the employer solely to the extent necessary to maintain qualification under Section 457 of the Code. As long as assets remain subject to the general creditors of the employer pursuant to Section 457 of the Code, the Fiduciary shall provide the Trustee with written notification of reasons for withdrawal of plan assets from the Trust, the person to whom assets will be transferred and verification that assets will not be subject to the employer's use. Assets may only be withdrawn (i) to pay benefits to participating employees, (ii) to transfer assets to the plan's custodian or other person designated by the sponsoring employer in connection with the selection of alternative investment arrangements, (iii) to distribute plan assets to participating employees in the event the plan is terminated pursuant to a plan of liquidation, (iv) to reimburse an employer for plan benefits paid out of employer assets or to correct excess deferral or other mistaken investments in the Trust, (v) to transfer plan assets to a trustee in bankruptcy or other authorized agent in the event of the employer's insolvency or bankruptcy, or
(vi) to satisfy the claims of the employer's general creditors in the event of the employer's insolvency or bankruptcy. In the event assets of such 457 Plans are to be withdrawn from the Trust to transfer assets to a trustee in bankruptcy or to satisfy the general creditors of the employer, the Fiduciary shall provide the Trustee with evidence of the formal determination of insolvency after a public hearing.

      The Fiduciary hereby commits that: (i) upon termination or discontinuance of the Trust, assets of the Participating Trust are to be invested in Prime Reserve unless and until the Fiduciary instructs the Trustee to the contrary in writing; (ii) the Participating Trust will not offer as an investment option under the Participating Trust's plan document any guaranteed investment contract(s), bank investment contract(s), or synthetic investment contract(s) which are open to new deposits other than those purchased through the Trust, and
(iii) the Participating Trust will not allow direct transfers from the Trust to a competing investment option.

      By participating in the Trust, the Fiduciary also hereby agrees:

      1. A total Participating Trust withdrawal from the Trust at book value requires a 12-month waiting period before distribution of funds. With respect to a CIF, the 12-month notice period will also apply to each of its participating plans. The 12-month notice period may be waived by the Trustee in its sole discretion in certain limited circumstances. Generally, the notice period will be waived when withdrawal will not violate the Trust's minimum requirements for cash reserves and when market yields for comparable investments are less than the Trust's yield.

      A market value withdrawal is permitted upon a partial or complete termination of the Participating Trust, as evidenced by: (i) an Internal Revenue Service determination letter, the Plan Sponsor's board of directors' resolution, and a Pension Benefit Guaranty Corporation letter of sufficiency, if applicable; or (ii) such other evidence as shall be acceptable to the Trustee in its sole discretion and consistent with its fiduciary duties to the Trust.

      2. The Participating Trust will follow the procedures for purchases and redemptions as contained in the Administrative Procedures attached hereto. Business days will be defined as the days that the Trustee is open for business. Trustee reserves the right to waive any or all of terms of the Administrative Procedures when circumstances warrant, so long as neither the Trust nor any Participating Trust is disadvantaged as a result of such withdrawal.

      3. No attempt will be made in any manner or fashion to influence participant investment choices or benefit withdrawals. This representation is not intended to preclude the dissemination of information regarding participants' investment choices or benefit withdrawals in the normal course of plan communications or if otherwise required by law or by a court of competent jurisdiction.

      4. 100% of contributions designated for investment in the Trust, including, if applicable, any rollover amounts, will be remitted to the Trustee. Administrative expenses that may lawfully be deducted from participant contributions prior to investment in the Trust shall be excluded.

      5. Proper and authenticated documentation will be provided to the Trustee in the event that the Participating Trust's administrative procedures are changed in a manner which could have a detrimental impact on participants in the Trust.

      6. The Fiduciary consents to the Trustee investing assets of the Trust in group trusts and common or collective trust funds, including those for which the Trustee, or an affiliate of the Trustee, may act as trustee and/or investment adviser, in Prime Reserve and the Reserve Investment Fund ("Reserve Fund"), an underlying series of the T. Rowe Price Reserve Investment Funds, Inc., for which affiliates of the Trustee act as adviser and service provider. The purchase or sale of shares of Prime Reserve and the Reserve Fund are subject to the terms of the current applicable prospectus. The Fiduciary: (i) acknowledges that it is a fiduciary for the Participating Trust; (ii) acknowledges receipt of a current prospectus of Prime Reserve and the Reserve Fund which prospectuses include necessary information for the Trustee's conclusion that investments in the funds are appropriate for the liquid assets of the Trust; (iii) approves the fees payable directly to the Trustee hereunder regarding assets invested in the Reserve Fund (in addition to the non-advisory fees and expenses disclosed in the Reserve Fund's prospectus which include fees paid indirectly to affiliates of the Trustee); and approves the fees payable indirectly to affiliates of the Trustee through Prime Reserve and acknowledges that the rate payable by

Prime Reserve may differ from, and may be greater than, the rate otherwise payable under the Trust. In the event assets are invested in Prime Reserve, no fees shall be charged hereunder with regard to such assets.

The T. Rowe Price Personal Strategy Income Fund and the T. Rowe Price Retirement Strategy Trust-Income Plus are exempt from the competing investment option restriction.

                      IV. NOTIFICATION OF DISQUALIFICATION

      Within 15 days after the receipt by the Fiduciary or the plan sponsor of a notice of determination from the Internal Revenue Service that a Participating Trust's exemption letter will not be issued or has been revoked, terminated, or otherwise modified so that a Participating Trust is no longer exempt from taxation, as specified above, or after the agreement under which a Participating Trust is administered has been amended or altered so as to no longer permit investment in a collective investment trust, the Fiduciary shall deliver to the Trustee a copy of such determination letter, if applicable, or amendment and documents representing all of the Participating Trust's interest for purpose of withdrawal. Such withdrawal shall be effected in accordance with the provisions of Article V of the Declaration of Trust including Section 5.3 which may require a reduction of the value of the Participating Trust's units of the Trust in certain circumstances.

                  V. ADMINISTRATION AND MANAGEMENT OF THE TRUST

      It is understood and agreed that the Trustee shall administer the Trust in accordance with the provisions of the Declaration of Trust. The Trustee has retained the services of an investment adviser, T. Rowe Price Stable Asset Management, Inc. ("Stable Asset Management"), an affiliate of the Trustee, to assist it in the investment of assets of the Trust, such investment adviser being compensated by the Trustee for such services. Stable Asset Management will delegate responsibility for management of certain fixed income investments to T. Rowe Price Associates, Inc., the parent of Stable Asset Management and the Trustee.

                           VI. BROKERAGE AUTHORIZATION

      The Trustee shall be authorized to effect transactions for the Participating Trust with or through such brokers, dealers, and other financial institutions as it shall determine from time to time in its sole discretion.

                     VII. DISCLOSURE OF CERTAIN INFORMATION

      Prior to or simultaneously with the execution of this Agreement and, thereafter, upon request by the Trustee from time to time, the Fiduciary shall disclose such information, including but not limited to financial statements, which will enable the Trustee to determine whether the Trust has entered into a Prohibited Transaction. If such information reveals to the Trustee that assets, liabilities, transactions, agreements, obligations or undertakings on behalf of a Participating Trust would result, or have resulted, in the Trust being treated as having entered into a Prohibited Transaction, then the Fiduciary shall either
(i) upon request of the Trustee, immediately dispose of any such assets or liabilities and/or terminate such obligation, agreement, or undertaking, or (ii) deliver to the Trustee documents representing all of the Participating Trust's beneficial interest so that it may be withdrawn in accordance with the provisions of Article V of the Declaration of Trust.

            VIII. ADMISSION AND WITHDRAWAL; PROHIBITIONS ON TRANSFER

      Admissions and withdrawals to the Trust shall be effected in accordance with the provisions of Article V of the Declaration of Trust and the attached Administrative Procedures.

      Units of beneficial interest shall not be assignable and the Fiduciary shall not assign or otherwise transfer or pledge or otherwise encumber any or all of the Participating Trust's interest in the Trust, other than upon withdrawal in accordance with the aforesaid provisions of Article V of the Declaration of Trust.

                                    IX. FEES

      The Trustee shall receive, as full compensation for services rendered as investment agent, investment agent's fees ("Fees"), in accordance with the provisions of the Schedule of Fees attached to and made a part of this Agreement. The Fiduciary approves the Fees for the Trust. Fees shall accrue daily. The Trustee is hereby instructed to withdraw units of the Trust from the Account monthly to pay Fees and other permissible expenses unless the Fiduciary notifies the Trustee to bill the plan sponsor quarterly in accordance with the attached Fee Schedule.

                                    X. NOTICE

      Any notice, advice or report to be given pursuant to this Agreement shall he delivered or mailed to:

o     the Trustee at --

      T.  Rowe Price Trust Company
      100 East Pratt Street
      Baltimore, Maryland 21202
      Attention:  Stable Value Fund Administrator

o     the Fiduciary at --

      Intersil Corporation Retirement Plan Committee
      2041 Palm Bay Road, NE
      Palm Bay, FL 32905
      Attn:  Steve Cusick

                          XI. CONSTRUCTION OF AGREEMENT

      To the extent state laws shall not have been preempted by the provisions of ERISA, regulations of the Office of the Maryland Commissioner of Financial Regulation or any other laws of the United States heretofore or hereinafter enacted, as the same may be amended from time to time, this Agreement shall be construed and the rights and obligations of the parties hereunder enforced in accordance with the laws of the State of Maryland.

IN WITNESS WHEREOF, the undersigned has executed this Investment Agency Appointment and Participation Authorization as of the day and year first above written.

                                  Daniel J. Heneghan
                                  ----------------------------------------------
                                                Fiduciary (Print/Type)


                                  By: /s/ Daniel J. Heneghen
                                      ------------------------------------------
                                                    (Signature)

                                  Title: Vice President, Secretary and Treasurer
                                         ---------------------------------------
                                                    (Print/Type)

                                  Plan Sponsor: Intersil Corporaton
                                                --------------------------------
                                                    (Print/Type)

This Investment Agency Appointment and
Participation Authorization is hereby
ACCEPTED and agreed to as of the date hereof:

T. ROWE PRICE TRUST COMPANY


By: __________________________
         Vice President

                  T. ROWE PRICE STABLE VALUE COMMON TRUST FUND
                                PLAN INFORMATION

Plan Name: _____________________________________________________________________

Plan Sponsor. __________________________________________________________________

Address: _______________________________________________________________________

         _______________________________________________________________________


Type of Plan: _________________________   Plan Tax Identification No. __________

Date of Initial Investment: ___________   No. of Eligible Employees: ___________

Estimated contributions:* _____________

  Rollover/Lump Sum: $_________________   Net Contributions (Annual): $ ________

  Source of Rollover: _________________   Match (Annual): $ ____________________

  Expected Date: ______________________   Other $ ______________________________

Plan Administrator: ____________________________________________________________

Address: _______________________________________________________________________

Primary Contact for plan/account-related questions: ____________________________

Address: _______________________________________________________________________

Phone: _________________________________________________________________________

Plan Trustee: __________________________________________________________________

Address: _______________________________________________________________________

Please complete information below only if T. Rowe Price Retirement Plan Services, Inc. is not the plans recordkeeper.

Monthly statement and transaction            Wire transfer instructions for plan
advices to:                                  depository:
_________________________________            ___________________________________
_________________________________            ___________________________________
_________________________________            ___________________________________
_________________________________            ___________________________________

If additional space is needed, please attach a separate sheet.

*Estimates are provided for information only and will not be binding upon the plan sponsor.

                            ADMINISTRATIVE PROCEDURES
                  T. ROWE PRICE STABLE VALUE COMMON TRUST FUND

      The following procedures set forth the guidelines for making purchases and redemptions of units of the T. Rowe Price Stable Value Common Trust Fund (the "Trust") sponsored by T. Rowe Price Trust Company (the "Trustee"). All terms and definitions in these procedures are the same as the terms and definitions in the Investment Agency Appointment and Participation Authorization (the "Agreement").

A. Valuation

      Interests of the Trust will be divided into and represented by units of participation ("Units"). For information regarding valuation of the Trust, see
Article IV of the Declaration of Trust.

B. Cash Inflows/Investments

      1. The Trust will accept all contributions directed to it by participants of Participating Trusts that are (a) plans qualified pursuant to IRC Section 401(a) or (b) plans of state and local governments defined under IRC Section
457. Plan sponsor-directed contributions will also be accepted by the Trust.

      2. The Trust will accept participant-directed transfers from other investment options offered under a Participating Trust's plan documents. Existing assets of Participating Trusts may be rolled into the Trust as directed by either the plan participants or the plan sponsor.

      3. Plan participants or plan sponsors may redirect future contributions in accordance with the administrative procedures of the Participating Trust.

      4. The Trust may not be used as a short-term investment vehicle for Participating Trust assets pending the rollover or conversion of such assets to designated investment options; nor may it be used as the Participating Trust's forfeiture or default investment option without the express permission of the Trustee.

C. Cash Outflows/Redemptions

      1. Benefit payments and in-service withdrawals will be made in accordance with the provisions of the Participating Trust's plan documents. These include payments in the event of death, retirement, termination or disability, and authorized in-service withdrawals.

      2. Transfers may he made from the Trust only to an eligible investment option in accordance with plan provisions and the following requirements of the Trust as specified in the Agreement. Transferred amounts must be held in an eligible investment option for 90 days before subsequent transfer into a competing investment option can occur. An "eligible" investment option includes most common stock funds and any fixed income fund which has a duration* that

----------
*     Duration measures a fund's price sensativity to interest rate changes.

is equal to or greater than three years. In addition, any balanced fund whose fixed income component has a duration that is equal to or greater than three years will also be deemed to be eligible. Money market funds and certain bond funds that have a duration of less than three years will be deemed to be competing funds and, therefore, are not eligible investment options.**

      3. In cases where the Trust represents one investment in a Participating Trust's portfolio of multiple investments that are not participant-directed, withdrawals for participant benefits must be made at least pro rata according to the ratio of the Participating Trust's account balance in the Trust to the Participating Trust's total plan assets. The pro-rata percentage is determined by dividing the Participating Trust's account balance in the Trust by the total assets of the Participating Trust. The plan sponsor must provide satisfactory evidence that the withdrawal is pro rata at the time the redemption is requested. The Participating Trust has the option to withdraw funds from other Participating Trust investments without withdrawing Units from its Account.

            In the event the Trust is part of a portfolio of multiple or blended guaranteed investment contracts, synthetic investment contracts, or similar stable value investments ("Stable Value Investments") offered by either a Participating Trust or CIF, withdrawals will be honored provided they represent not more than the Trust's pro-rata share of all of the Stable Value Investments in the portfolio after cash reserves or short-term holdings, if any, are depleted.

      4. In the event of the Participating Trust's plan termination or disqualification under IRC section 401(a), withdrawal from the Trust may be at the lesser of book or market value (See Article V, Sections 5.2(a) and 5.3 of the Declaration of Trust). Evidence of termination or disqualification must be provided in a form satisfactory to the Trustee pursuant to the terms of the Agreement.

      5. A Participating Trust may suspend participation in the Trust and withdraw all balances at the Trust's Unit value with a 12-month notice in writing to the Trustee. (See Article V, Section 5.2 of the Declaration of Trust). With respect to a CIF, the 12-month notice period will also apply to each of its participating plans. Generally, the notice period will be waived when withdrawal will not violate the Trust's minimum requirements for cash reserves and when market yields for comparable investments are less than the Trust's yield. Unless express permission is given by the Trust, a Participating Trust may not contribute funds to invest in additional Units during the notice period, but the Participating Trust may continue to request participant-directed benefit withdrawals and investment transfers.

D. Fees and Expenses

         At the direction of the Participating Trust, Units will be withdrawn from its Account to pay such Trustee's fee as shall be agreed upon by the Trustee and the Participating Trust. Fees

----------
** The T. Rowe Price Personal Strategy Income Fund and the T. Rowe Price Retirement Strategy Trust Income Plus are exempt from the competing investment option restriction.

will be charged against the Trust daily, but the withdrawal of Units will occur no less frequently than once per month.***

      The Trustee shall deduct from and charge against the Trust any taxes or other charges paid by it which may be imposed upon the Trust, or which the Trustee may be required to pay with respect to the interest of any person therein by any present or future laws of any jurisdiction or taxing authority. The Trustee will pay normal operating expenses of the Trust consisting of custodian, investment adviser and servicing agent fees, audit fees, insurance expenses, and legal fees for establishing and maintaining the Trust (but not legal fees for certain types of litigation or other unanticipated or extraordinary expenses). For more information regarding expenses and compensation, refer to Article VII of the Declaration of Trust.

      The Trustee's fee will not be charged against Trust assets invested in Prime Reserve but will be charged against Trust assets invested in the Reserve Fund in accordance with the Agreement.

E. Miscellaneous

      The Fiduciary agrees that all plan participant-directed transactions will be made in accordance with the administrative practices established by the Participating Trust. The Fiduciary further agrees to execute all necessary documents and to provide other appropriate backup and certifications as requested by the Trustee to effect all purchases and redemptions. If a market value adjustment is assessed against the Trust by one or more issuers because of the Fiduciary's failure to abide by the terms of these Administrative Procedures, the value of the Participating Trust's Units may be reduced accordingly. See Article V of the Declaration of Trust.

F. Purchase and Redemption Instructions

      All Trust investments should be wired to:

            First National Bank of Maryland
            25 South Charles Street
            Baltimore, MD 21202
            Account #153-9029-1
            T. Rowe Price Trust Company Agency Account
            ABA #052 000 113

      For Participating Trusts that utilize the services of T. Rowe Price Retirement Plan Services, Inc. (RPS), please follow standard instructions. Processing of investments and withdrawals will be handled in the normal course along with your T. Rowe Price Mutual Fund transactions.

----------
*** Fees can be billed directly to the plan sponsor on a quarterly basis. For further information, please inquire.

      For Participating Trusts that are not clients of RPS, investment and redemption orders can be made by phone but must be confirmed by facsimile transmission. Telephone orders received by 4:00 p.m. eastern time will be processed on the first business day following receipt of funds or redemption instructions. You will be provided with an account number and phone facsimile instructions by an assigned T. Rowe Price Financial Institution Services Representative after the Trustee has processed your signed Agreement. Exception (same day) trading requires the express written permission of the Trustee.

G. Amendments to Procedures

      These Administrative Procedures may be amended at any time in any respect by the Trustee. Notice of any such material amendment shall be provided to Participating Trusts. In the event of a conflict between these Administrative Procedures and the Agreement and Declaration of Trust, the provisions of the Agreement and Declaration of Trust will control.

               AMENDED AND RESTATED PLAN AND DECLARATION OF TRUST
                  T. ROWE PRICE STABLE VALUE COMMON TRUST FUND

      WHEREAS, T. Rowe Price Trust Company (hereinafter referred to as the "Trustee" when it is acting, or is to act, as Trustee hereunder), established a trust known as the T. ROWE PRICE MANAGED GIC COMMON TRUST FUND, now known as the
T. ROWE PRICE STABLE VALUE COMMON TRUST FUND (the "Fund") pursuant to the Plan and Declaration of Trust dated July 29, 1988, as subsequently amended and restated, which is now amended and restated in this Amended and Restated Plan and Declaration of Trust dated as of May 19, 1998.

      WHEREAS, the Fund is intended to qualify as a group trust under Sections 401(a) and S01(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and as a common trust fund under Section 3-501 of the Financial Institutions Article of the Annotated Code of Maryland, and all provisions of the Declaration of Trust shall be so construed;

      NOW, THEREFORE, the Trustee declares that it will hold and administer in trust all money and property acceptable to it and received or purchased by it as Trustee hereunder, together with the income and proceeds thereof, upon the following terms, conditions and trusts:

                                   ARTICLE I.
                                   DEFINITIONS

      Wherever used in the Declaration of Trust, unless the context clearly indicates otherwise, the following words shall have the following meanings:

Section 1.1. "Trust(s)" means one or more of the separate investment trusts established pursuant to Article II to which the particular provisions hereof are being applied.

Section 1.2. "Qualified Trust" means:

      a. A trust which forms part of an employees' pension benefit plan, which may include a common trust fund or commingled investment fund consisting solely of such plans, (1) which is exempt from taxation under Section 501(a) of the Code by reason of qualifying (or treated as qualifying) under Section 401(a) of the Code (or corresponding sections of amendments thereto or statutes enacted hereafter); or which is maintained by a state or local governmental body or instrumentality and defined as an Eligible Deferred Compensation Plan by Section 457 of the Code; (2) which is permitted by existing or future rulings of the United States Treasury Department and the Bank Commissioner of the State of Maryland to pool its funds in a group trust; (3) which is administered under an agreement which authorizes part or all of the assets of the trust to be commingled, for investment purposes, with the assets of other such trusts by investing such assets in a common trust fund; (4) which has been authorized and directed to participate in and transfer assets to the Fund by a resolution, or other appropriate instrument, of the Fiduciary that incorporates by reference the terms and provisions of the Declaration of Trust and of any amendment thereto; arid (5) of which T. Rowe Price Trust Company is acting as trustee, co-trustee, agent for the trustee or trustees, or investment agent; and

      b. A governmental pension plan, the assets of which may be invested in a group trust, as provided in Section 401(a)(24) of the Code.

Section 1.3. "Participating Trust" means a Qualified Trust which, with the consent of the Trustee, has (1) executed a participation authorization agreement acceptable to the Trustee which, inter alia, sets forth that it is fully aware of the nature and purpose of the Fund and the Trust(s), and (2) placed Assets with T. Rowe Price Trust Company in a fiduciary capacity described in Section
1.2 (a) (5) hereof, all or a part of which are transferred to the Fund for investment. With respect to a Qualified Trust which is a common trust fund or a commingled investment fund (collectively referred to as "CIF"), the trustee of such CIF shall execute a participation authorization agreement on behalf of such CIF only and not on behalf of each employee pension benefit plan invested in such CIF.

Section 1.4. "Fiduciary" means the person or persons who control the investments of the Participating Trust.

                                   ARTICLE II.
                        ESTABLISHMENT OF SEPARATE TRUSTS

Section 2.1. Trusts. The Fund shall consist of Trusts, detailed below, which shall be invested, or reinvested, in the class or classes of property specified below, and of such additional Trusts as may be established, from time to time, as provided in Section 2.2; provided, however, that the Trustee may elect that any or all of the Trusts described in this Section may be placed in operation subsequent to the date hereof; and provided further, that the Trustee may, from time to time, invest such portion of any of the Trusts, as it may deem advisable, in temporary investments, investment companies and in any other property, as provided by Section 3.2, or as part of any other Trust.

      The Trustee's determination as to whether or not any investment is within the class or classes of property in which any Trust is to be invested shall be conclusive. The Trustee shall hold, manage, administer, value, invest, reinvest, distribute, account for and otherwise deal with each Trust separately. Any Participating Trust may have an interest in more than one Trust and the proportion of its assets which is invested in each Trust may be changed from time to time.

      a. Stable Value Trust. The investment objectives of this Trust shall be to maximize current income consistent with the maintenance of principal and to provide for withdrawals for certain participant-initiated transactions under a plan without penalty or adjustment. The Trust will attempt to obtain these objectives by investing and reinvesting amounts transferred to this Trust principally in guaranteed investment contracts ("GICs") (both simple and compound interest contracts) issued by insurance companies, investment contracts issued by banks ("BICs"), structured or synthetic investment contracts issued by banks and insurance companies and other issuers ("SICs") and securities supporting such SICs, and other similar instruments which are intended to maintain a constant net asset value while permitting participant initiated benefit-responsive withdrawals for certain events (herein collectively referred to as "Investment Contracts"), selected by the Trustee. The Trust may also invest in other insurance and bank instruments, including but not limited to annuities, group annuities and funding agreements issued by insurance companies and banks (collectively referred to as "Other Contract(s)").

      The Trust may establish and maintain reserves to meet liquidity needs or for other purposes. Reserves of the Trust may be invested in money market securities, e.g., U.S. Government securities, obligations of banks and savings and loans, such as bankers acceptances, certificates of deposit, prime commercial paper or unrated commercial paper determined by the Trustee to be of comparable quality, corporate debt obligations and regulated investment companies and group or common or collective trust funds which invest in money market securities and for which the Trustee, or an affiliate of the Trustee may act as sponsor. trustee or investment adviser (whether or not incorporated and whether or not registered under the Investment Company Act of 1940), and Investment Contracts with enhanced liquidity features.

Section 2.2. Establishment of Other Trusts. At any time, and from time to time, the Trustee may establish, within the Fund, one or more additional Trusts.

Section 2.3. Termination of Trusts. The Trustee may at any time in its sole and absolute discretion, terminate any Trust. In that event, the assets held in such Trust shall be distributed to the Participating Trusts having interests therein, or at the Trustee's discretion, shall be liquidated for their benefit in the same manner as it such Trust were a liquidating account, as provided in Section 5.5.

                                  ARTICLE III.
                          INVESTMENT AND ADMINISTRATION

Section 3.1. Responsibility and Authority of Trustee. The Trustee shall be solely and exclusively responsible for, and shall have exclusive authority and discretion for, the management and control of the Fund and of each Trust thereunder. Subject to the provisions of the preceding sentence, the Trustee may at its expense retain the services of such investment or other advisers and consultants (including affiliates of the Trustee) as it may deem desirable to assist it in carrying out its responsibilities, including its responsibilities as Trustee under the Declaration of Trust. Subject to the foregoing, the Trustee, in order to implement the investment purpose of any Trust, may divide any Trust into sub-accounts (hereinafter referred to as "Advisory Portfolios'), which may be operated and administered according to such guidelines and utilizing the advice of such investment and insurance advisers or consultants as the Trustee may, in its sole discretion at its expense, deem advisable. Notwithstanding the establishment of any Advisory Portfolio, the Trustee shall retain full authority to manage such Advisory Portfolio and each Trust shall be valued pursuant to Section 4.2 as a unit and the interests of the Participating Trusts therein shall be established and adjusted with respect to the entire Trust.

Section 3.2. Investment Powers and Duties of Trustee. The Trustee shall have, with respect to any property at any time held by it as part of the Fund and constituting part of any Trust, power in its discretion to invest and reinvest in any investment contracts issued by an insurance company, bank or other issuer, including but not limited to GICs and BICs and other investment contracts and similar instruments; SICs issued by banks, insurance companies, and other issuers; securities or other assets supporting such structured or synthetic investment contracts including, but not limited to, corporate, U.S. government, and U.S. government agency debt obligations, asset-backed and mortgage-backed securities issued by U.S. government agencies and private issuers and obligations of multilateral and supranational agencies; contracts for the immediate or future delivery of financial instruments; certificates of deposit; demand or time deposits (including any such demand deposit with the Trustee of funds awaiting investment or distribution); bills; certificates; acceptances; repurchase agreements; commercial paper; variable rate or amount notes; interests in group trusts and common or collective trust funds including those for which the Trustee, or an affiliate of the Trustee, may act as trustee and/or investment adviser; interests in or shares of regulated investment companies or other investment companies. including investment companies for which the Trustee, or an affiliate of the Trustee, may act as investment adviser (whether or not incorporated and whether or not registered under the Investment Company Act of 1940); evidences of dollar denominated indebtedness in domestic or foreign corporations or other enterprises; and indebtedness of foreign governments, foreign agencies and international organizations; without being limited to classes of property in which trustees are authorized to invest trust funds by any law or any rule of court of any state and without regard to the proportion any such property or interest may bear to the entire amount of the Fund or of any Trust.

Section 3.3. Additional Investment Powers and Duties of Trustee. While, in the normal course of events, the Trustee shall invest and reinvest the assets of the Trust as set forth in Section 3.2 above, the Trustee, with respect to any properties at any time held by it as part of the Fund and constituting part of any Trust, reserves the right and shall have the power in its discretion:

      a. Retention of Property. To retain any property at any time received by it;

      b. Authority to Sell Property. To sell or exchange any property at public or private sale for cash or on credit; to grant options for the purchase or exchange of any property; or otherwise to sell, exchange, convey, transfer or dispose of any property;

      c. Participation in Reorganization, Mergers, etc. To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to such property and to consent to, or to oppose, any such plan or any action thereunder, or any contract, lease, mortgage, purchase, sale or other action by any person or corporation;

      d. Participation in Protective Reorganizations. To the extent permitted by applicable Federal and Maryland state law, to deposit any property with any protective, reorganization or similar committee; to delegate discretionary power thereto and to pay or agree to pay part of the expense and compensation of any such committee and any assessments levied with respect to any such property so deposited;

      e. Exercising Conversion Rights. To exercise all conversion, subscription or other rights, whether or not discretionary and including rights to vote and grant proxies pertaining to any property held by it;

      f. Payment Extensions. To extend the time of payment of any obligation;

      g. Stand-by Agreements. To enter into stand-by agreements or forward commitments for future investment, either with or without a stand-by fee;

      h. Cash Balances. To hold part or all of any Trust uninvested, without liability for interest;

      i. Borrowing. To borrow money from any source as may be necessary or advisable to protect the Fund in the event of a temporary net cash overdraft or similar event; provided, however, that any such borrowing shall be made only in accordance with applicable regulations and examination procedures of the Bank Commissioner of the State of Maryland and that no such loan shall be made by the Trustee individually other than a temporary advance on a net cash overdraft basis;

      j. Lending. To lend any securities to brokers or dealers and to secure the same in any manner and, during the term of any such loan, to permit the securities so lent to be transferred in the name of, and voted by, the borrower or others;

      k. Custody of Assets. To register or cause to be registered any investment held by it pursuant to the Declaration of Trust in the name of a nominee, with or without the addition of words indicating that such securities are held in a fiduciary capacity, or in the name of a nominee of any custodian bank acting pursuant to paragraph (p) of this Section 3.3, or of a depository or clearing corporation, or other system for the central handling of securities, either domestic or foreign; to hold any such investment in bearer form; and to maintain the indicia of ownership of assets outside the United States of America in conformity with regulations of the United States Department of Labor;

      l. Collection of Monies Due. To collect and receive any and all money and other property due to the Fund or any Trust and to give full discharge therefore;

      m. Litigation. To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Fund or any Trust; to commence or defend suit or legal proceedings whenever, in its judgment, any interests of the Fund or any Trust require it; and to represent the Fund or any Trust in all suits or legal proceedings in any court or before any other body or tribunal;

      n. Management of Real Property. To retain, manage, operate, repair, develop, preserve, improve, mortgage or lease for any period, any real property held by the Trustee or by any entity organized by it pursuant to paragraph (o) of this Section 3.3 upon such terms and conditions as the Trustee deems proper, either alone or by joining with others, using other trust assets for any such purposes as it deems advisable; to modify. extend, renew, waive or otherwise adjust any or all of the provisions of any such mortgage or lease, including the waiver of rentals; and to make such provisions for the amortization of the investment in, or the depreciation of the value of, such property as it may deem advisable;

      o. Organizing Corporations. Partnerships and Trusts. To organize corporations, partnerships or trusts for the purpose of acquiring and holding title to any property which the Trustee is authorized to acquire under Article III;

      p. Employment of Agents. To employ suitable agents, including custodians, recordkeepers auditors, depositories and counsel, domestic or foreign. and to pay their reasonable expenses and compensation; and to transfer any assets of any Trust to any custodian or subcustodian employed by the Trustee;

      q. Employment of Investment Advisers. To employ at its expense such investment advisers and consultants, domestic or foreign, as the Trustee, in its sole discretion, shall deem advisable, including, but not limited to, entities which are affiliates of the Trustee; and

      r. General Powers. Generally, to do all acts, whether or not expressly authorized, which the Trustee may deem necessary or desirable to carry out the purposes of the foregoing powers or for the protection of the Fund or any Trust.

Section 3.4. Dealings with Other Persons. Persons dealing with the Trustee shall be under no obligation to see to the proper application of any money paid or property delivered to the Trustee or to inquire into the Trustee's authority as to any act or transaction.

                                   ARTICLE IV.
                        INTERESTS OF PARTICIPATING TRUSTS

Section 4.1. Units of Participation. Each Trust shall be invested and administered as a single investment fund. The beneficial interests of each Participating Trust in each Trust shall be divided into and represented by units of participation (hereinafter referred to as "Units"). Each Unit of a Trust shall be of equal value to every other and shall represent an undivided proportionate interest in all assets and liabilities of such Trust and all income, profits and losses of such Trust shall be allocated to all Units equally. No certificates representing Units shall be issued, but the Trustee shall keep books in which shall be recorded the number of Units and fractions thereof, standing to the credit of each Participating Trust. The Trustee may, from time to time, divide the Units of a Trust into a greater number of Units of lesser value, or a lesser number of Units of greater value, provided that the proportionate interest of each Participating Trust in the Trust shall not thereby be changed.

Section 4.2. Valuation of the Trusts. At such intervals and as of such dates (each of which is herein referred to as a "Valuation Date(s)") as the Trustee may designate, from time to time, but not less frequently than once during each period of three (3) months, the Trustee shall determine the value of the assets held in each Trust. Each valuation shall be made, to the extent reasonably practicable, within two (2) business days after the Valuation Date as of which it is made. All assets will be valued at fair value as determined by the Trustee. Generally, fair value for Investment Contracts will be book value unless the Trustee determines that book value does not represent the fair value of these contracts. Generally, fair value for other assets will be market values at the close of business on the Valuation Date, or, in the absence of readily ascertainable market values, at such values as the Trustee shall determine, in accordance with methods consistently followed and uniformly applied. At the discretion of the Trustee, certain securities and other investments may be valued on the basis of valuations provided by an independent pricing service when such prices are believed to reflect fair value. Prices provided by a pricing service may be determined without exclusive reliance on quoted prices and take into account appropriate factors, such as institutional-size trading in similar groups of securities, yield. quality, coupon rate, maturity, type of issue, trading characteristics and other market data.

      a. Listed Securities. Stocks, bonds and other securities and investments listed on security or other exchanges shall be valued at their closing sale prices on the Valuation Date, or, if no sale was made on the Valuation Date, at their recorded bid prices. Prices for securities or investments whose principal trading markets are within the United States shall be obtained from the Composite Transaction Tape, where applicable, or from the records of the exchanges, newspapers of general circulation or periodicals. Prices for securities or investments whose principal trading markets are not within the United States shall be determined from the published records of the exchanges where such principal trading markets are located or from such other sources as the Trustee shall determine to be the best qualified available sources.

      b. Securities Not Listed. Securities and other investments which are not listed on any exchange shall, if possible, be valued at the last sale price on the Valuation Date, or if there has been no such sale, at the bid price on such Valuation Date, each as reported in newspapers of general circulation published domestically or abroad or by recognized investment and security dealers or quotation services.

      c. Marketable U.S. Government Obligations. Obligations of the United States Government for which no valuation prices are available from recognized pricing services shall be valued at the dealer bid prices appearing on the Valuation Date reported in Federal Reserve publications.

      d. Investment Contracts. Guaranteed investment contracts, bank investment contracts, and structured or synthetic investment contracts will be valued at fair value. The Trustee anticipates that fair value for GICs, BICs and SICs will generally be book value. Book value is cost plus accrued income minus redemptions. In the sole discretion of the Trustee, and under circumstances that the Trustee deems appropriate, GICs, BICs and SICs may be valued at less than book value.

      e. Short-Term Securities. Short-term securities will be valued at cost plus accrued interest.

Section 4.3. Valuation of Units. The initial value of each Unit shall be established by the Trustee. Except as provided in Sections 5.2 and 5.3, the value of each Unit of each Trust shall be determined as of each Valuation Date by subtracting total liabilities from the total value of the assets, including accrued income, of such Trust, as established pursuant to Section 4.2, and dividing the amount remaining by the number of Units outstanding on such Valuation Date. Trust income required to be distributed by such Trust shall constitute a liability of such Trust.

Section 4.4. Apportionment of Trust Income. "Trust Income" as of any Valuation Date shall mean the total of amounts (representing dividends, capital gains, interest, rents, royalties and all such other income which the Trustee may determine, under uniform rules, properly to be included in Trust Income) collected or accrued with respect to a Trust during the period since the last Valuation Date, adjusted to reflect any charge, reserve, liability or debited item which is an appropriate deduction under accepted accounting principles. The determination of the Trustee as to the allocation of such expenses among the Trusts shall be conclusive.

      The interest of each Participating Trust in Trust Income of a Trust shall be determined as of each Valuation Date by dividing the total amount of Trust Income as of the Valuation Date by the total number of Units in such Trust as of the date following the preceding Valuation Date and multiplying the resulting per Unit Trust Income by the number of Units beneficially owned by such Participating Trust as of the date following the preceding Valuation Date. The interest of each Participating Trust in the Trust Income of a Trust shall, as of such Valuation Date, be reinvested in new Units of such Trust, unless otherwise directed by the Fiduciary.

Section 4.5. Records. The Trustee shall keep such records as it may deem necessary or appropriate, in its sole discretion, to record the assets transferred to each Trust by each Participating Trust and to show the interest of each Participating Trust in each Trust.

                                   ARTICLE V.
                           ADMISSIONS AND WITHDRAWALS

Section 5.1. Admission to Participation. Pursuant to notice entered in the records of the Trustee on or before any Valuation Date, or within two days thereafter any Qualified Trust which has executed a participation authorization acceptable to the Trustee may become a Participating Trust as of such Valuation Date upon the transfer of all or part of the assets held for its account to the Trustee for one or more of the Trusts. Pursuant to similar notice, additional assets may be admitted to any Trust from time to time. Assets shall be accepted for admission to a Trust at the discretion of the Trustee and only as of a Valuation Date and on the basis of the Unit value of such Trust as of the Valuation Date, as provided in Section 4.3. Assets other than money accepted by the Trustee shall be valued at their fair value, as determined by the Trustee at the close of business on the Valuation Date. No notice of admission may be cancelled or countermanded after the Valuation Date to which it relates. While any assets of arty Participating Trust are held in the Fund, the Declaration of Trust shall be a part of the plan or plans of which such Participating Trust is part.

Section 5.2. Withdrawals. Except with respect to the termination of a Participating Trust, any Participating Trust may, as of any Valuation Date, withdraw Units valued pursuant to Section 4.3 from a Trust pursuant to written notice received by the Trustee at least twelve (12) months ("12 Month Notice") prior to such Valuation Date and entered into the records of the Trustee. No notice of withdrawal may be cancelled or countermanded after the Valuation Date to which it relates. Notwithstanding the above, governmental plans, as defined in section 457 of the Code arid established prior to August 20, 1996, may be subject to additional notification and withdrawal requirements until January 1, 1999, as described in the agreement with each such Participating Trust. The sum shall be distributed in cash or in kind, or partly in cash and partly in kind, as the Trustee, in its sole discretion, shall determine; provided, that all distributions as of any one Valuation Date shall be made on the same basis. At no time prior to the satisfaction of all liabilities with respect to participants and their beneficiaries under any Participating Trust shall that part of the corpus or income of the Trust which equitably belongs to such Participating Trust be used for, or diverted to, purposes other than for the exclusive benefit of such participants arid their beneficiaries, except that solely to the extent necessary to maintain qualification under section 457 of the Code, assets of 457 plans established prior to August 20, 1996 may be subject to the claims of the general creditors of the employer until January 1, 1999. All distributions from the Fund to the Fiduciary of a Participating Trust shall be deemed to be for the exclusive benefit of participants and their beneficiaries under such Participating Trust, except for assets of 457 plans established prior to August 20, 1996 and withdrawn prior to January 1, 1999.

      Notwithstanding the above, the 12 Month Notice shall be reduced to one (1) day for withdrawals to pay a Participating Trust's participant's distributions in accordance with the Participating Trust's plan documents which may allow for distribution for loans, death, disability, severance of employment, in-service withdrawals authorized by the plan, and/or investment exchanges. At the Trustee's sole discretion, the 12 Month Notice required for non-participant-directed withdrawals may be reduced.

      The Trustee may purchase Investment Contracts which contain limitations of withdrawals for the purpose of transferring such proceeds to certain other investment options under the Participating Trusts. Therefore, participant withdrawals for purposes of investment exchanges may be limited in certain instances.

      a. Plan Terminations. Notwithstanding the above, when a Participating Trust terminates for reasons other than disqualification as set forth below, the sponsor of the Participating Trust or its designee may elect to withdraw Units as of the next Valuation Date which is more than thirty (30) days from the date written notice is given to the Trustee. The Trustee shall value Units withdrawn pursuant to this subsection at a value which may be less than the value of other Units in the Trust. If the Trustee, in its sole discretion, "cashes in" an Investment Contract and pursuant to such contracts terms receives less than book value as proceeds, the value of the Units being withdrawn will be valued accordingly.

Section 5.3. Distribution on Disqualification. Notwithstanding Section 5.2, if, at any time, it should he determined that any Participating Trust is no longer a Qualified Trust, the Trustee shall distribute to such Participating Trust its entire participation in the Fund (other than any interest it may have in any liquidating account) as of the next Valuation Date which is not more than thirty
(30) days after the date upon which the Trustee is apprised of such disqualification. To the extent that the Trust must value one or more of its portfolio Investment Contracts or other contracts or assets at less than book value as a result of a distribution under this Section 5.3, the value of a Participating Trust's Units will be reduced accordingly.

Section 5.4. Payments. Within a reasonable time following the applicable Valuation Date, the Trustee shall distribute to the Participating Trust making such withdrawal a sum in cash or in kind determined by multiplying the number of Units withdrawn by the value of each Unit on the Valuation Date, as provided in
Section 4.3.

Section 5.5. Liquidating Accounts. Any asset held by the Fund may be transferred to a liquidating account (hereinafter referred to as a "Liquidating Account") when the Trustee, in its sole discretion, decides that the investment should not continue to be part of a Trust. The Trustee may distribute such asset in kind or liquidate it for the benefit of the Participating Trusts. In determining the basis upon which admissions to and withdrawals from a Trust shall be made pursuant to this Article V, the value of any asset which has been transferred to a Liquidating Account shall be excluded. Any investment held in a Liquidating Account shall be segregated and shall be administered or realized upon solely for the benefit ratably of those Participating Trusts which were participants in the Trust from which such asset has been transferred at the time of the transfer of such investment to a Liquidating Account.

                                   ARTICLE VI.
                                   ACCOUNTING

Section 6.1. Trustee's Accounts. The Trustee shall keep full accounts of all of its receipts and disbursements. Its books and records, with respect to any Trust, shall be open to inspection at all reasonable times during business hours of the Trustee by the authorized representative of any person to whom a regular periodic accounting of any Participating Trust having an interest in such Trust would ordinarily be rendered.

Section 6.2. Judicial Accounting. Except to the extent otherwise provided by applicable laws of the State of Maryland, only the Trustee and any person entitled to a regular periodic accounting under the provisions of any Participating Trust, may require the judicial settlement of the Trustees account, or bring any other action against the Trustee with respect to the Fund, or its action as such Trustee. In any such action or proceeding, it shall be necessary to join as parties only the Trustee and such persons, and any judgment or decree which may be entered therein shall be conclusive.

Section 6.3. Audits and Reports of Trusts. At least once during each period of twelve (12) months, the Trustee shall cause a suitable audit to be made of each Trust by an independent certified public accountant responsible only to the Board of Directors of the Trustee. After the close of each fiscal year of each Trust, and also after the termination of a Trust, the Trustee shall render a written report, without charge, to each person entitled to regular periodic accountings under the provisions of any Participating Trust having an interest in such Trust. based upon such audit. and shall furnish a copy of the report, upon request, to any person for a reasonable charge Such report shall: (1) list the investments held in the Trust, (2) list the cost and current `air `value of each such investment at the close of such fiscal year or upon such termination.
(3) state all purchases. with costs, sales, with profit or loss, income and disbursements, and any other investment changes in the Trust for the period since the previous report, and (4) contain an appropriate notation as to any investments in default in the Trust.

                                  ARTICLE VII.
                        TAXES, EXPENSES AND COMPENSATION

Section 7.1. Taxes. The Trustee shall deduct from and charge against the Fund, or appropriate Trust, any taxes or other charges paid by it which may be imposed upon the Fund or any Trust or the income thereof, or which the Trustee may be required to pay with respect to the interest of any person therein by any present or future laws of any jurisdiction or taxing authority.

Section 7.2. Expenses and Compensation. The Trustee may pay from the Fund, or appropriate Trust, counsel fees and expenses of litigation, which would have been chargeable to the Participating Trusts if incurred in their separate administration. The Trustee shall not charge any management fees or compensation to the Fund. The Trustee, upon receiving written instructions from the Fiduciary, may withdraw Units of the Trust(s), to pay the fees and expenses of the Participating Trust.

Section 7.3. Allocation. The Trustee shall allocate among the Trusts the deductions, charges and expenses described in this Article in such manner as it shall deem equitable and such allocation shall be conclusive and binding.

                                  ARTICLE VIII.
                                  MISCELLANEOUS

Section 8.1. Amendment. The Declaration of Trust, other than Section 8.3, may be amended by the Trustee at any time, or from time to time, and in any respect; provided, however, that any such amendment shall be approved by a resolution of the Board of Directors of the Trustee. Notice of any such amendment which may affect a Participating Trust shall be sent to each person entitled to regular periodic accountings under the provisions of the Participating Trust. Notwithstanding the foregoing, this Declaration of Trust is adopted subject to the condition that it will be amended to the extent required or deemed desirable by the Trustee in order to qualify as a group trust under Section 401(a) of the Code, and to be exempt from taxation under Section 501(a) of the Code.

Section 8.2. Duty of Trustee. The Trustee shall discharge its duties hereunder with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The Trustee shall not be liable for arty loss sustained by the Fund or any Trust by reason of the purchase, retention, sale or exchange of any investment in good faith and in accordance with the provisions of the Declaration of Trust and in accordance with the laws of the State of Maryland and o any applicable Federal law.

Section 8.3. Exclusive Benefit of Participating Trusts; Non-Transferability. Notwithstanding anything to the contrary contained in the Declaration of Trust, or in any amendment thereto, no part of the Fund which equitably belongs to a Participating Trust, other than that portion required for fees, taxes and expenses and Trustee compensation, shall be used or diverted for any purpose other than the exclusive benefit of the Participating Trust participants or their beneficiaries who are entitled to benefits under such Participating Trust, except that solely to the extent necessary to maintain qualification under section 457 of the Code, assets of 457 plans established prior to August 20, 1996 may be subject to the claims of the general creditors of the employer until January 1, 1999. No Participating Trust may assign or transfer all or any portion of its interest in the Fund or in any Trust.

Section 8.4. Reliance of Communications. The Trustee shall be fully protected in acting upon any instrument, certificate or paper believed by it to be genuine and to be signed or presented by the proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to a statement contained in any such writing, but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

Section 8.5. Termination. The Fund created hereby may he terminated at any time by the Trustee. Notice of such termination shall be sent to all persons entitled to regular periodic accountings under the provisions of any Participating Trust. After such termination, all distributions from each Trust shall be as if it were a Liquidating Account.

Section 8.6 Governing Law. Except as otherwise provided by the Employee Retirement Income Security Act of 1974, as amended, the Declaration of Trust shall be construed and regulated by the laws of the State of Maryland. In the event of conflict between the provisions of the Declaration of Trust and the laws of the State of Maryland dealing with common trust funds, the latter shall prevail. The Fund is organized in the United States and will be maintained at all times as a domestic trust in the United States.

Section 8.7. Availability of Copies of Declaration of Trust. A copy of the Declaration of Trust shall be kept on file at the principal office of the Trustee, available for inspection during regular business hours. A copy of the Declaration of Trust shall be sent, upon request, to each person entitled to regular periodic accountings under the provisions of any Participating Trust, and will be furnished to any other person, upon request, for a reasonable charge.

Section 8.8. Titles and Headings. The titles and headings in the Declaration of Trust are for convenience and reference only and shall not limit or affect in any manner any provisions contained herein.

      IN WITNESS WHEREOF, T. Rowe Price Trust Company has caused its name to be hereunto signed by its proper officer thereunto duly authorized.

ATTEST:                                T. ROWE PRICE TRUST COMPANY


      /s/ Linda C. Cosby               BY:         /s/ Nancy M. Morris
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           Witness                                   Vice President